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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2004

CoBiz Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-24445	84-0826324
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

821 17th Street
Denver, Colorado 80202
(Address of principal executive offices)

(303) 293-2265
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

        On April 14, 2003, we acquired Financial Designs Ltd., or FDL, a provider of wealth transfer and employee benefit services based in Denver, Colorado. The terms of the acquisition agreement provided for additional earn-out payments to the former shareholders of FDL for each of the calendar years 2003 through 2006, based on a multiple of FDL's earnings before interest, taxes, depreciation and amortization, or EBITDA, for such years.

        On December 31, 2004, we entered into an amendment to the FDL acquisition agreement, pursuant to which we extended the period during which earn-out payments are to be made through 2007 and we changed the manner in which the earn-out payments are to be calculated for each of the calendar years 2005 through 2007. Under the terms of the revised agreement, we will not be required to make an earn-out payment for any year in which EBITDA is less than the highest amount of EBITDA in any prior calendar year starting with 2004. In addition, we will not be required to make any earn-out payments to the extent that the amendment would cause the aggregate amount of earn-out payments due under the agreement to exceed the aggregate amount of earn-out payments that would have been due if the acquisition agreement was never amended.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBIZ INC.
Date: January 6, 2005	By:	/s/ LYNE ANDRICH Lyne Andrich Executive Vice President and Chief Financial Officer

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  Item 8.01. Other Events
SIGNATURES